P10 Reports Fourth Quarter and Full Year 2023 Earnings Results

Generated Fourth Quarter Revenue and Fee-Paying AUM (FPAUM) Growth of 8% and 10%, Respectively

Announces Key Leadership Appointments

Authorizes Additional Stock Repurchase, Now More Than $50 Million Available

DALLAS, February 29, 2024 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX) (the “Company”), a leading private markets solutions provider, today reported financial results for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Financial Highlights

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Revenue: $63.1 million, an 8% increase year over year.
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Fee-Paying Assets Under Management: $23.3 billion, a 10% increase year over year.
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GAAP Net Income (Loss): $(1.9) million compared to $4.8 million in the prior year.
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Adjusted EBITDA: $30.7 million compared to $30.8 million in the prior year.
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Adjusted Net Income: $25.5 million, a 7% decline year over year.
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Fully diluted GAAP EPS: $(0.01) compared to $0.04 in the prior year.
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Fully diluted ANI per share: $0.21, a 5% decline year over year.

Fiscal Year End 2023 Financial Highlights

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Revenue: $241.7 million, a 22% increase year over year.
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GAAP Net Income (Loss): $(7.8) million, compared to $29.4 million in the prior year.
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Adjusted EBITDA: $123.6 million, a 16% increase year over year.
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Adjusted Net Income: $102 million, a 4% increase year over year.
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Fully diluted GAAP EPS: $(0.06), compared to $0.24 in the prior year.
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Fully diluted ANI per share: $0.82, a 2% increase year over year.

A presentation of the quarterly financials may be accessed here and is available on the Company’s website.

“P10 advanced key operational and investment initiatives in 2023 while generating double-digit asset growth and strong top line growth to close the year,” said Luke Sarsfield, P10 Chief Executive Officer. “We are capitalizing on the attractive middle market opportunity that the current operating environment is offering in the alternatives sector. In 2024, P10 will execute on strategic priorities and make key investments in our platform that will both continue our near-term growth trajectory and set us up for accelerated organic and inorganic growth in future years. The fundamentals of our business are strong. We are a world-class platform that has momentum across each of our strategies. P10 is committed to optimizing our organizational and capital structure in the year ahead to deliver long-term value for our managers, clients and investors.”

Strategic Executive Leadership Update

P10 has made the following appointments to support optimizing the firm’s organizational structure and invest in future growth.

On February 27, 2024, P10 appointed Arjay Jensen to the newly formed role of EVP, Head of Strategy and M&A. Mr. Jensen will oversee P10’s corporate strategy and lead its corporate development and M&A activities. Mr. Jensen, who most recently served as a Managing Director on the Financial Institutions Group’s M&A team at Goldman Sachs, brings over 20 years of dealmaking expertise with other previous experience at Guggenheim Securities and Perella Weinberg Partners. Mr. Jensen has built a distinguished M&A track record and brings extensive transactional, team management and financial markets experience to P10.

Also, on February 27, 2024, Mark Hood was promoted to the role of Chief Administrative Officer, in addition to continuing his current role of EVP of Operations. Mr. Hood will oversee P10’s operations, data and technology, human resources, public relations, communications, and will continue oversight of the investor relations function. He joined P10 in October of 2021 to serve as the Company’s Director of Investor Relations before adding the position of Executive Vice President of Operations to his responsibilities in April of 2022. Mr. Hood has over 30 years of experience in capital markets and business operations, holding various leadership roles at both public and private entities.

The go-forward corporate-level organizational structure at P10 will have four key functional areas, each led by a senior, Executive Vice President-level leader, reporting directly to Luke Sarsfield, P10 Chief Executive Officer. Management will provide further updates on the Company’s earnings conference call.

Additional Stock Repurchase Authorization

On February 27, 2024, the P10 Board of Directors approved a stock repurchase program under which P10 may repurchase up to $40 million of its common stock in the open market from time to time. This amount is incremental to the previously approved program which has $10.6 million remaining in its authorization. Between both programs, P10 has more than $50 million authorized for share repurchases.

Declaration of Dividend

The Board of Directors of the Company has declared a quarterly cash dividend of $0.0325 per share on Class A and Class B common stock, payable on March 26, 2024, to the holders of record as of the close of business on March 11, 2024.

Conference Call Details

The Company will host a conference call at 5:00 p.m. Eastern Time on Thursday, February 29, 2024. All participants must register prior to joining the event.

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To join and view the live webcast, please register here.
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To join by telephone, please register here.

For those unable to participate in the live event, a replay will be made available on P10’s investor relations page at www.p10alts.com.

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of December 31, 2023, P10 has a global investor base of more than 3,600 investors across 50 states, 60 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 27, 2023, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Use of Non-GAAP Financial Measures by P10

The non-GAAP financial measures contained in this press release (including, without limitation, Adjusted EBITDA, Adjusted Net Income and fully-diluted ANI per share), are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures is included in the presentation of the results. The Company believes the presentation of these non-GAAP measures provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Key Financial & Operating Metrics

Fee-paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.

Ownership Limitations

P10’s Certificate of Incorporation contains certain provisions for the protection of tax benefits relating to P10’s net operating losses. Such provisions generally void transfers of shares that would result in the creation of a new 4.99% shareholder or result in an existing 4.99% shareholder acquiring additional shares of P10.

P10 Investor Contact:
info@p10alts.com

P10 Media Contact:
Josh Clarkson
jclarkson@prosek.com

Reconciliation of Non-GAAP Financial Measures

Notes to Reconciliation of Non-GAAP Financial Measures

Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

We use Adjusted Net Income, or ANI, as well as Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects our actual cash flows generated by our core operations. ANI is calculated as Adjusted EBITDA, less actual cash paid for interest and federal and state income taxes.

In order to compute Adjusted EBITDA, we adjust our GAAP Net Income for the following items:

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Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation);
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The cost of financing our business;
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One-time expenses related to restructuring of the management team including signing bonus, severance, and placement/search fees;
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Acquisition-related expenses which reflects the actual costs incurred during the period for the acquisition of new businesses, which primarily consists of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; and
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The effects of income taxes.

Adjusted Net Income reflects net cash paid for federal and state income taxes. In the Second Quarter of 2022, the Company received a state tax refund of $353,000, thus increasing Adjusted Net Income. In the Second Quarter of 2023, the Company received a state tax refund of $327,000, thus increasing Adjusted Net Income.

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total GAAP revenues. We use Adjusted EBITDA Margin to provide an additional measure of profitability.

(1) Fully Diluted ANI EPS calculations include the total of all shares of common stock, stock options under the treasury stock method, restricted stock awards, and the redeemable non-controlling interests of P10 Intermediate converted to Class A stock as of each period presented.